Exhibit 4.1

FORM OF
FIXED-TO-FLOATING RATE NON-CUMULATIVE
PERPETUAL PREFERRED STOCK, SERIES C

FACE OF SECURITY

THIS STOCK CERTIFICATE IS A PERMANENT GLOBAL STOCK CERTIFICATE WITHIN THE MEANING OF THE CERTIFICATE OF DESIGNATIONS AND IS REGISTERED IN THE NAME OF THE DEPOSITORY TRUST COMPANY (A NEW YORK CORPORATION) OR A NOMINEE OF THE DEPOSITORY TRUST COMPANY. THIS CERTIFICATE IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY TRUST COMPANY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE CERTIFICATE OF DESIGNATIONS AND MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TRUST COMPANY TO A NOMINEE OF THE DEPOSITORY TRUST COMPANY OR BY A NOMINEE OF THE DEPOSITORY TRUST COMPANY TO THE DEPOSITORY TRUST COMPANY OR ANOTHER NOMINEE OF THE DEPOSITORY TRUST COMPANY.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

Certificate Number ______	Number of Shares of Series C Preferred Stock: ______

CUSIP NO.: _______

GENERAL ELECTRIC CAPITAL CORPORATION

Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series C
(par value $0.01 per share)
(liquidation preference $100,000 per share)

          General Electric Capital Corporation, a Delaware corporation (the “Company”), hereby certifies that                      (the “Holder”) is the registered owner of           fully paid and non-assessable shares of the Company’s designated Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series C, with a par value of $0.01 per share and a liquidation preference of $100,000 per share (the “Series C Preferred Stock”). The shares of Series C Preferred Stock are transferable on the books and records of the Registrar, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer. The designations, rights, privileges, restrictions, preferences and other terms and provisions of the Series C Preferred Stock represented hereby are and shall in all respects be subject to the provisions of the Certificate of Designations, Powers, Preferences and Rights, dated May 30, 2013 as the same may be amended from time to time (the “Certificate of Designations”). Capitalized terms used herein but not defined shall have the meaning given them in the Certificate of Designations. The Company will provide a copy of the Certificate of Designations to a Holder without charge upon written request to the Company at its principal place of business.

          Reference is hereby made to select provisions of the Series C Preferred Stock set forth on the reverse hereof, and to the Certificate of Designations, which select provisions and the Certificate of Designations shall for all purposes have the same effect as if set forth herein.

          Upon receipt of this certificate, the Holder is bound by the Certificate of Designations and is entitled to the benefits thereunder.

          Unless the Registrar has properly countersigned, these shares of Series C Preferred Stock shall not be entitled to any benefit under the Certificate of Designations or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, this certificate has been executed on behalf of the Company by its [Title] and by its [Title] this __ day of ____, _____.

GENERAL ELECTRIC CAPITAL CORPORATION

By:

Name:
Title:

By:

Name:
Title:

REGISTRAR’S COUNTERSIGNATURE

          These are shares of Series C Preferred Stock referred to in the within-mentioned Certificate of Designations.

Dated:

COMPUTERSHARE SHAREOWNER SERVICES LLC, as Registrar

By:

Name:
Title:

REVERSE OF CERTIFICATE

          Dividends on each share of Series C Preferred Stock shall be payable at the rate provided in the Certificate of Designations.

          The shares of Series C Preferred Stock shall be redeemable at the option of the Company in the manner and in accordance with the terms set forth in the Certificate of Designations.

          The Company shall furnish without charge to each holder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class or series of share capital issued by the Company and the qualifications, limitations or restrictions of such preferences and/or rights.

ASSIGNMENT

          FOR VALUE RECEIVED, the undersigned assigns and transfers the shares of Series C Preferred Stock evidenced hereby to:

(Insert assignee’s social security or taxpayer identification number, if any)

(Insert address and zip code of assignee)
and irrevocably appoints:

as agent to transfer the shares of Series C Preferred Stock evidenced hereby on the books of the Transfer Agent. The agent may substitute another to act for him or her.

Date:
Signature:

(Sign exactly as your name appears on the other side of this Certificate)

Signature Guarantee:

(Signature must be guaranteed by an “eligible guarantor institution” that is a bank, stockbroker, savings and loan association or credit union meeting the requirements of the Transfer Agent, which requirements include membership or participation in the Securities Transfer Agents Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Transfer Agent in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.)